Exhibit 10.03

SHOPPING.COM LTD.

2004 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 29, 2004

APPROVED BY THE SHAREHOLDERS                     , 2004

1. Establishment of Plan. Shopping.com Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes to grant options for purchase of the Company’s Ordinary Shares (having a per share par value of NIS 0.01) to eligible employees of the Company and its Participating Corporations (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Corporations” are the Company and any Parent or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations whose employees shall be eligible to participate in offerings of options under this Plan. Separate offerings (to run concurrently to the extent required under applicable law) may be made for employees of each Participating Corporation. The Company intends this Plan to qualify options granted to employees of Shopping.com, Inc. and Shopping.com (California) Inc., as options granted under an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and the terms of this Plan for purposes of such options shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 300,000 Ordinary Shares of the Company are reserved for issuance under this Plan. In addition, on the first day of each fiscal year of the Company commencing with fiscal year 2006 and continuing through fiscal year 2015, the aggregate number of Ordinary Shares of the Company reserved for issuance under the Plan shall be increased automatically by a number of Ordinary Shares equal to the lesser of: (a) 750,000 Ordinary Shares (subject to adjustment in accordance with Section 14 of this Plan) and (b) 1% of the total number of outstanding Ordinary Shares of the Company on the last day prior to the date of increase; provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

3. Administration. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”) within parameters established by the Board with respect to grants hereunder, and except on matters reserved to the Board by the Board or Israel’s

Companies Law-1999, as amended (the “Companies Law”). Furthermore, in the event that the Board does not create a Committee to administer the Plan, the Plan shall be administered by the Board in its entirety. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. In any such event, all references herein to the Committee shall be construed as references to the Board. Any changes to the terms of an Offering Period (as hereinafter defined) shall be approved by the Board. Subject to the provisions of this Plan, the Companies Law and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants, provided such determination does not contravene any law or any other express term of this Plan or direction of the Board, either: (a) at the time of grant of a Purchase Right, or (b) at any later time and provided such determination does not contravene any express term of such Purchase Right. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. Eligibility. Any person who is an employee of a Participating Corporation on the Offering Date (as hereinafter defined) of an Offering Period (as hereinafter defined) for employees of such Participating Corporation is eligible to participate in such Offering Period except the following (unless otherwise determined by the Committee):

(a) employees who are not employed by a Participating Corporation prior to the beginning of such Offering Period (or prior to such other point in time specified in resolutions of the Committee and communicated to employees);

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who are Executive Officers of the Company;

(e) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations; and

(f) individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5. Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of twenty-four (24)months duration commencing on February 15 and August 15 of each year and ending on the second anniversary of its commencement; provided, however, that the first Offering Period shall commence on the effective date of the registration statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) registering the initial public offering of the Company’s Ordinary Shares (the “First Offering Date”). The first Offering Period shall end on August 14, 2006 (or the last business day before August 14, 2006, if such date is not a business day), provided however that this first Offering Period shall instead end no later than February 14, 2006, if August 14, 2006 would result in the first Offering Period extending more than twenty-seven months after the First Offering Date (the “First Offering Period”). Each Offering Period shall consist of four (4) six month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The First Offering Period shall consist of no more than five and no fewer than three Purchase Periods, any of which may be greater or less than six months as determined by the Committee. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Purchase Period is referred to as the “Purchase Date”.

The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without shareholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee and within the parameters set by the Board. In particular, all Offering Periods shall terminate effective as of the date then determined by the Committee, and such date shall be the final Purchase Date of such Offering Periods, if the terms of such Offering Periods would generate a charge to earnings as a result of a change to applicable accounting standards or any other reason. A subsequent Offering Period, or Offering Periods, may then commence on such date, or dates, and on such terms as may then be determined by the Committee.

Any Offering Period commenced in violation of applicable law shall either automatically be conformed in its terms to comply with such law, or, if such conformance is not possible, shall terminate immediately and any shares issued shall be cancelled if so required and amounts paid for such shares refunded.

6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee; provided, however, that all eligible employees employed on or before the First Offering Date will be automatically enrolled in the applicable First Offering Period other than eligible employees of Dealtime.com (UK) Ltd. Each employee of Dealtime.com (UK) Ltd. shall not become a participant in an Offering Period without first executing an effective waiver, on a form approved by the United Kingdom’s Inland Revenue, releasing all Participating Corporations from liability for the National Insurance Contributions tax imposed by the United Kingdom. Notwithstanding the foregoing, (i) an eligible employee may elect to decrease the number of Ordinary Shares that such employee would otherwise be permitted to purchase pursuant to Section 7 below for the First Offering Period and/or purchase Ordinary Shares for the First Offering Period through payroll deductions (or by other form of payment if payroll deductions are not permitted by law) by delivering a subscription agreement to the Company within thirty (30) days following the First Offering Date after the filing of an effective registration statement pursuant to Form S-8 and (ii) the Committee may set a later time for filing the subscription agreement authorizing payroll deductions (or other form of payment where payroll deductions are not permitted by law) for all eligible employees with respect to a given Offering Period. Except as provided above with respect to the First Offering Period, an eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee will automatically participate in the applicable Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan. Except where required by applicable law, payroll deductions shall be held by the Company and comprise part of its general funds.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of Ordinary Shares of the Company determined by a fraction, the numerator of which is the amount elected for such Purchase Period and the denominator of which is the lower of: (a) eighty-five percent (85%) of the fair market value of a share of the Company’s Ordinary Shares on the Offering Date (but in no event less than the par value of a share of the Company’s Ordinary Shares), or (b) eighty-five percent (85%) of the fair market value of a share of the Company’s Ordinary Shares on the Purchase Date (but in no event less than the par value of a share of the Company’s Ordinary Shares), provided, however, that for each Purchase Period within an Offering Period the numerator shall be no more than fifteen percent (15%) of the eligible employee’s compensation for such Purchase Period and provided, further, that the number of Ordinary Shares of the Company’s Ordinary Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Ordinary Shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of Ordinary Shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Ordinary Shares shall be determined as provided in Section 8 below.

8. Purchase Price. The purchase price per share at which Ordinary Shares will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The fair market value on the Offering Date; or

(b) The fair market value on the Purchase Date.

The term “fair market value” means, as of any date, the value of a share of the Company’s Ordinary Shares determined as follows:

(a) if such Ordinary Shares is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b) if such Ordinary Shares is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Ordinary Shares is listed or admitted to trading as reported in The Wall Street Journal; or

(c) if such Ordinary Shares is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal.

Notwithstanding the foregoing, for purposes of the First Offering Date, fair market value shall be the price per share at which Ordinary Shares of the Company are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Ordinary Shares pursuant to a registration statement filed with the SEC under the Securities Act.

9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Ordinary Shares.

(a) The purchase price of Ordinary Shares is accumulated by regular payroll deductions (except where prohibited by applicable law) made during each Offering Period, provided, however, that for the First Offering Periods the purchase price of Ordinary Shares shall be paid by the eligible employee in cash on each Purchase Date within the First Offering Period unless the eligible employee elects to purchase such Ordinary Shares through payroll deductions after the filing of an effective Form S-8 registration statement pursuant to the second sentence of Section 6 above within thirty (30) days following the First Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Each participant in an Offering Period for employees of Shopping.com Ltd. shall state their deductions as a fixed number of New Israeli Shekels, with the aggregate amount a participant states not to exceed fifteen percent (15%) of such participant’s compensation during each Purchase Period. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, commissions, overtime, shift premiums, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may increase or decrease the rate of payroll deductions (and also the aggregate amount elected) during an Offering Period by filing with the Company a new election form, in which case the new rate, in the case of payroll deductions, shall become effective for the next payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change (whether of the rate of payroll deductions or the aggregate amount elected) may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions (and also the aggregate amount elected) for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase Ordinary Shares of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company (except where applicable law requires deposit with a bank or other third party). No interest accrues on the payroll deductions held by the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account (or received by the Company by the Purchase Date where the Company is not permitted to hold funds prior to the purchase of Ordinary Shares) to the purchase of whole Ordinary Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per Ordinary Share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of Ordinary Shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Ordinary Share of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase Ordinary Shares on the Purchase Date shall be returned to the participant, without interest. No Ordinary Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue a stock certificate or other document for the participant’s benefit representing the Ordinary Shares purchased upon exercise of his or her option.

(g) During a participant’s lifetime, his or her option to purchase Ordinary Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Ordinary Shares covered by his or her option until such option has been exercised.

10. Limitations on Ordinary Shares to be Purchased.

(a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant (or refund amounts in excess of this limit that are paid by other means) as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. For Offering Periods that commence after commencement of the First Offering Periods, the maximum number of Ordinary Shares which may be purchased by any employee at any single Purchase Date shall be the largest number of Ordinary Shares purchased by an employee on a Purchase Date during the First Offering Period (hereinafter each such limit is the “Maximum Share Amount” for the applicable Offering Period). Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a new maximum number of Ordinary Shares which may be purchased by any employee at any single Purchase Date and for such Offering Periods such maximum number shall be the Maximum Share Amount. There shall be no Maximum Share Amount for the First Offering Periods. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next applicable Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and applicable Offering Periods unless revised by the Committee as set forth above.

(c) No more than two hundred percent (200%) of the number of Ordinary Shares determined by using eighty-five percent (85%) of the fair market value of a share of the

Company’s Ordinary Shares on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(d) If the number of Ordinary Shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of Ordinary Shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining Ordinary Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Ordinary Shares to be purchased under a participant’s option to each participant affected.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10, or permitted to be retained for the next Purchase Date, shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of a Purchase Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions held by the Company shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c) If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of Ordinary Shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Participating Corporation for the applicable Offering Period, immediately terminates his or her participation in this Plan provided, however, that no such termination shall affect any Purchase Rights exercised prior to the termination of employment or any Shares purchased thereunder and held by a Trustee for the Participant’s benefit. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest along with any

Ordinary Shares purchased for such participant, but still with the Company. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account that are then held by the Company. No interest shall accrue on the payroll deductions of a participant in this Plan that are held by the Company.

14. Capital Changes. Subject to any required action by the shareholders of the Company, the number of Ordinary Shares covered by each option under this Plan which has not yet been exercised and the number of Ordinary Shares which have been authorized for issuance under this Plan, but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Ordinary Shares covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Ordinary Shares of the Company resulting from a stock split or the payment of a stock dividend (but only on Ordinary Shares) or any other increase or decrease in the number of issued and outstanding Ordinary Shares effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, within the parameters set by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, within the parameters set by the Board, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase Ordinary Shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their Ordinary Shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding Ordinary Shares of the Company by tender offer or similar transaction, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and Ordinary Shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.

The Committee may, if it so determines in the exercise of its discretion, within the parameters set by the Board, also make provision for adjusting the Reserves, as well as the price per share of Ordinary Shares covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Ordinary Shares of its outstanding Ordinary Shares, or in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Ordinary Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of Ordinary Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of Ordinary Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Ordinary Shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Ordinary Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Ordinary Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to options granted under this Plan to employees of Shopping.com, Inc. and Shopping.com (California) Inc., so that such options granted under this Plan qualify as options granted under an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan to which Section 423 or any successor provision of the Code is intended to apply and which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Term; Shareholder Approval. After this Plan is adopted by the Board, this Plan will become effective on the First Offering Date (as defined above). This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of Ordinary Shares pursuant to this Plan shall occur prior to such shareholder approval. Any amendment or restatement of this Plan requiring shareholder approval shall be submitted for such shareholder approval no later than the earliest date required by the requirements of Section 423 of the Code or other applicable laws or regulations, including the regulations of any stock exchange upon which the Ordinary Shares are listed or traded, including the Nasdaq National Market or the Nasdaq SmallCap Market. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Ordinary Shares reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any Ordinary Shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such Ordinary Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such Ordinary Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Ordinary Shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Ordinary Shares; Limitation on Sale of Ordinary Shares. Ordinary Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Ordinary Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange or automated quotation system upon which the Ordinary Shares may then be listed, and, in respect of Israeli residents, an effective exemption from the obligation to publish a prospectus in Israel under Section 15(d) of the Israeli Securities Law – 1968, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Rights as a Shareholder. A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Ordinary Shares subject to an option unless and until such participant’s Ordinary Shares acquired upon exercise of such option are recorded in the books of the Company (or its transfer agent). Notwithstanding the foregoing, in the event that a Trustee holds Ordinary Shares issued upon the exercise of Section 102 Purchase Rights, any cash dividends paid by the Company on such Ordinary Shares shall be paid directly to the participant and any stock dividends (bonus shares) shall be paid to the Trustee and will be subject to the same restrictions as the Section 102 Purchase Rights or the Ordinary Shares then held by the Trustee for such participant.

25. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Israel.

26. Amendment or Termination of this Plan. The Committee or the Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) increase the number of Ordinary Shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Committee or the Board may terminate, or make such amendments to, the Plan as the Committee or the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

27. Purchase Rights Pursuant to Section 102 of the Ordinance. The Company intends that the Purchase Rights granted to employees (including Office Holders (as defined in the Companies Law) of the Company be considered options issued under Section 102 of the

Ordinance (“Section 102 Purchase Rights”). The Board or the Committee (subject to the Companies Law) shall determine which method the capital gain method or the work income method or any other method available under Section 102) shall be adopted for the purposes of the Plan under Section 102 of the Ordinance; and to appoint a Trustee, if the Board deems it necessary, prudent or advisable.

(a) Section 102 Purchase Rights are intended to qualify, inter alia, under Section 102 and any regulations, rules, orders or procedures promulgated thereunder. Grants of Section 102 Purchase Rights are made pursuant to: (i) any tax ruling related thereto; (ii) Section 102 and any regulations, rules, orders or procedures promulgated thereunder; (iii) the tax method (“capital gains method”, “work income method” or such other method available) determined by the Company in its discretion; and (iv) the Trust Agreement (as defined below), in addition to being made pursuant to the general provisions of this Plan.

(b) To the extent required by the Ordinance or the Income Tax Commissioner of the State of Israel, the Section 102 Purchase Rights which shall be granted pursuant to the Plan shall be issued to a Trustee nominated by Board (or, if applicable, the Committee) and approved by Israeli tax authorities in accordance with the provisions of the Ordinance. The Section 102 Purchase Rights and the Ordinary Shares issued upon the exercise of such Section 102 Purchase Right shall be held by the Trustee for the benefit of the Participant for such period of time as may be required by the Ordinance or any other applicable law or regulation (the “Restricted Period”). The Restricted Period under Section 102 is (i) for Section 102 Purchase Rights in the capital gain method, a period of twenty-four (24) months following the end of the tax year in which the Section 102 Purchase Rights were granted and deposited with the Trustee, and (ii) for the Section 102 Purchase Rights in the work income method, a period of twelve (12) months following the end of the tax year in which the Section 102 Purchase Rights were granted and deposited with the Trustee.

(c) Notwithstanding anything to the contrary, the Trustee shall release Section 102 Purchase Rights or any Ordinary Shares issued upon exercise of Section 102 Purchase Rights only after (i) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that the exercising Participant has paid any applicable tax and duty due pursuant to the Ordinance, or (ii) the Trustee withholds any applicable tax and duty due pursuant to the Ordinance or the regulations and orders thereunder.

(d) During the Restricted Period and as long as applicable tax has not been paid, neither the Section 102 Purchase Rights nor the Ordinary Shares, as the case may be, may be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment, power of attorney or transfer deed (other than a power of attorney for the purpose of participation in general meetings of shareholders) unless Section 102 and/or the regulations, rules, orders or procedures promulgated thereunder allow otherwise. Upon the end of the Restricted Period, the participant shall be entitled to receive from the Trustee the Ordinary Shares acquired in the exercise of the Section 102 Purchase Rights and/or shall be entitled to sell the Ordinary Shares thereby obtained, subject to the other terms and conditions of this Plan, including, but not limited to, the provisions relating to the payment of taxes. In the event that at the end of the Restricted Period, the participant chooses to have the

Ordinary Shares released by the Trustee and delivered to participant, the participant shall immediately become liable to pay all applicable taxes at the rate prescribed by law.

(e) As a condition precedent to the grant of a Section 102 Purchase Right, the participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Section 102 Purchase Right or Ordinary Share granted to the participant thereunder. The grant of a Section 102 Purchase Right is contingent upon the participant signing all documents as may be requested by the Company or the Trustee, in accordance with and under the 102 Section and the Trust Agreement between the Company and the Trustee, a copy of which is available for review at the Company’s offices, upon the participant’s request (the “Trust Agreement”).

(f) Notwithstanding anything in this Section 27 to the contrary, Section 102 Purchase Rights granted under Section 102(c) of the Ordinance, shall not be issued to a Trustee and shall not be subject to any holding period by the Trustee, but shall always be subject to the terms and conditions of Section 102(c) of the Ordinance, as such may be amended from time to time. With respect to Section 102 Purchase Rights granted under Section 102(c), if the Participant ceases to be employed by the Company, the participant shall extend to the Company reasonable security or a guarantee for the payment of tax due at the time of sale of Ordinary Shares, all in accordance with the provisions of Section 102 and the rules, regulation and orders promulgated thereunder.

(g) In any Offering, the Company shall specify and notify the eligible employees who are Israeli residents of the tax method governing any Section 102 Purchase Rights to be offered in any such Offering (whether such Section 102 Purchase Rights are under the capital gains method, the work income method or Section 102(c) (without a trustee)). In the event that the Company has notified the eligible employees that such Section 102 Purchase Rights may be issued under both (a) the capital gains method or the work income method, and (b) Section 102(c) (without a trustee), then the eligible employees shall be entitled to elect whether such Section 102 Purchase Rights shall be governed by subsection (a) or by subsection (b) above, by providing the Company written notification thereof.

(h) “Ordinance” means the Israeli Income Tax Ordinance (New Version) 1961, as amended, including, without limitation, the revisions that came into effect on January 1, 2003 and any other future amendments thereof, including any regulations, rules, orders or procedures promulgated thereunder.

(i) “Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Purchase Rights, if so appointed.

14